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                                                                   EXHIBIT 10.01


              AMENDMENT TO THE CITIGROUP INC. AMENDED AND RESTATED
           COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS (THE "PLAN")
                      (EFFECTIVE AS OF SEPTEMBER 17, 2002)
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1.    The first sentence of Section 6 (a) of the Plan is hereby deleted and replaced with the following:

      As of each date that a quarterly installment of the Annual Fixed Director Compensation would otherwise be payable, there shall be credited to the Director's Account the number of full shares of the Company's Common Stock obtained by multiplying the percentage such Eligible Director has elected to receive in shares of Common Stock by the total amount of Annual Fixed Director Compensation allocable to such calendar quarter, and then by dividing the result by the average of the closing price of the Company's Common Stock on the New York Stock Exchange Inc. on the first ten (10) trading days of the last month of the calendar quarter for which such Common Stock would otherwise be payable.

2. Except as specifically modified herein, all of the terms and conditions of the Plan shall remain in full force and effect.